UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 15, 2010, the CDEX INC. (“Company”) (www.cdexinc.com) announces that its Board of Directors appointed as a member Dr. James G. Stevenson to the CDEX Board of Directors.

Dr. Stevenson received his BS Pharmacy and PharmD degrees from Wayne State University.  Since 1999, Dr. Stevenson has been the Director of Pharmacy Services at the University of Michigan Health System and Professor and Associate Dean for Clinical Sciences at the University of Michigan College of Pharmacy.  From 1998 to 1991, Dr. Stevenson served as Director of Pharmacy Services at West Virginia University Hospitals and from 1991 to 1999 was the Director of Pharmacy Services for the 8-hospital Detroit Medical Center/Wayne State University.  He received Pharmacist of the Year awards from both the Michigan Society of Health-system Pharmacists and the Michigan Pharmacists Association.  He received the Distinguished Alumnus Award from the Wayne State University Pharmacy Alumni Association and the Joseph Oddis Leadership Award by MSHP.  He recently completed a term of service on the Board of Directors of the American Society of Health-system Pharmacists and is the recipient of the 2010 John W. Webb Lecture Award.  Dr. Stevenson serves as the medication safety section editor for the Joint Commission Journal on Quality and Patient Safety.  His research interests are in pharmacy practice management, pharmacoeconomics, and medication safety.

Effective December 11, 2010, Thomas Payne resigned from the CDEX Board of Directors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: December 16, 2010	By:	/s/ Stephen McCommon
Stephen McCommon, CFO